UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016 (July 5, 2016)

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8561 East Anderson Drive, Suite 104

Scottsdale, AZ 85225

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 478-6660

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2016 (the "Closing Date"), Avant Diagnostics, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), by and among the Company and certain accredited investors, pursuant to which the Company issued and sold convertible promissory notes (the "Notes") in the aggregate principal amount of $250,000 (the "Principal Amount"), which amount included $225,000 actual payment of the purchase price plus a 10% original issue discount (the "Financing").

The Company used a portion of the net proceeds from the Financing to repay the entire amount due under that certain convertible note, dated January 5, 2016, made by the Company in favor of St. George Investments, and shall use the remaining net proceeds for general working capital purposes. The Company shall not use such proceeds: (a) for the satisfaction of any portion of any of the Company's other debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), (b) for the redemption of any common stock of the Company (the "Common Stock") or Common Stock Equivalents (as such term is defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, or (d) in violation of Foreign Corrupt Practices Act or Office of Foreign Assets Control regulations.

The Notes accrue interest on the Principal Amount at a rate of eight percent (8%) per annum and have a maturity date of January 5, 2017. Interest shall accrue daily commencing on the date that the Note is fully funded and shall be computed on the basis of a 360-day year and the actual number of days elapsed. Interest shall be due and payable, in cash or stock at the Note holder's discretion, on each conversion date prepayment date, and/or maturity date, as applicable. Any Principal Amount or interest which is not paid when due shall bear interest at the rate of 18% per annum from the due date until the same is paid (the "Default Rate").

The Notes may be prepaid in whole or in part except as otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the Note, it will be subject to a prepayment penalty ranging from 10% to 25% (the "Prepayment Multiplier"), based on how soon after the Note is prepaid after its issuance. Mandatory prepayment, subject to the Prepayment Multiplier, is required if the Company engages in one or more subsequent financings in which the holder does not participate, which financings generate an aggregate of over $500,000 in proceeds. In such event, any proceeds in excess of $500,000 must be applied to repay the Notes.

The investors have contractually agreed to restrict its ability to convert the Notes such that the number of shares of Common Stock held by each investor and its affiliates after such conversion does not exceed 4.99% of the Company's then total issued and outstanding shares of Common Stock.

The Notes are convertible in whole or in part at the holders' option, into shares of Common Stock at a price equal to the lower of $0.25 and the closing sales price of the Common Stock on the conversion date, provided that from and after the occurrence of any Event of Default (as defined below), the conversion price shall be 65% of the lowest volume-weighted average price of the of the Common Stock in the twenty (20) consecutive trading days prior to the conversion date. The holders are entitled to customary "piggyback" registration rights with respect to the shares of Common Stock issuable upon conversion of the Notes.

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The conversion price of the Notes is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. Additionally, subject to certain exceptions, until such time that the Notes are no longer outstanding, if the Company or any subsidiary of the Company makes any issuance of Common Stock or Common Stock Equivalents at an effective price per share less than the then-effective conversion price, such issuance shall reduce the conversion price to the effective price per share of such new issuance.

Under the Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) maintain registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and timely file all reports under the Exchange Act until such time that the investors no longer holds any Notes or underlying shares of common stock; (ii) maintain a reserve of Common Stock for issuance upon conversion of the Notes (iv) indemnify the investors and their representatives for any breaches of the Company's representations, warranties or covenants under the Purchase Agreement or ancillary documents; and (v) other customary covenants and obligations, for which the Company's failure to comply may be subject to certain liquidated damages.

Additionally, pursuant to the Purchase Agreement, for a period of 60 days following the Closing Date, the Company shall not enter into any negotiations for, or accept or consummate any debt or equity financings, without the investors' express written consent, subject to certain exceptions. Additionally, as long as the Notes are outstanding, the Company shall not engage in any debt or equity Exchange Transactions (as such term is defined in the Purchase Agreement). A long as the Notes are outstanding, the investors also have the right to participate in a subsequent debt or equity financing of the Company or its subsidiaries in an amount up to 100% of the outstanding balance of the Notes; provided, however, that this participation right is cancellable by the Company after it has issued at least $1,000,000 in one or more subsequent debt or equity financings.

The Note provides for events of default (each, an "Event of Default") including, among others: (i) failure to make payment of principal or interest on the Notes when required, (ii) failure to perform obligations under the Notes and related documents, (iii) if the Company or its subsidiaries shall generally not pay its debts as such debts become due and similar insolvency matters, (iv) the Company fails to maintain a listing or quotation on an approved trading market or the DTC places a "chill on any of the Company's securities; (v) the Company fails to comply with the reporting requirements of the Exchange Act (subject to a five trading day cure period) (iv) material adverse changes to the Company. Upon an Event of Default, the Company's obligations under the Note and Purchase Agreement may be accelerated and interest will accrue at the Default Rate.

All descriptions of the Notes and the Purchase Agreement herein are qualified in their entirety to the full text of such documents appearing as Exhibit 4.1 and 10.1, respectively, hereto, which text is incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Financing is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the sale of Notes to the investors pursuant to the Purchase Agreement is incorporated herein by reference. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note, dated July 5, 2016

10.1	Form of Securities Purchase Agreement, dated July 5, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: July 11, 2016	By:	/s/ Gregg Linn
Gregg Linn Chief Executive Officer

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